Exhibit 99

TOMPKINS FINANCIAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

(October 1, 2009 Restatement)

i

v

PREAMBLE

The Tompkins Financial Corporation Employee Stock Ownership Plan, originally effective as of January 1, 2001, is hereby amended and restated in its entirety. This amendment and restatement shall be effective as of October 1, 2009. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a) and as an employee stock ownership plan satisfying the requirements of Code Section 4975(e) designed to invest primarily in equity securities of the Sponsor. The Plan is maintained for the exclusive benefit of eligible Employees and their Beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. Any provision of the Plan that restricted or limited withdrawals, loans, or other distributions, or otherwise required separate accounting with respect to any portion of a Participant’s Account immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and the elimination of which would adversely affect the qualification of the Plan under Code Section 401(a) shall continue in effect with respect to such portion of the Participant’s Account as if fully set forth in this amendment and restatement.

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1	Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An “Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

An “Administrative Delegate” means one or more persons or institutions to which the Administrator has delegated certain administrative functions pursuant to a written agreement.

The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant’s “Benefit Payment Date” means (i) if payment is made through the purchase of an annuity, the first day of the first period for which the annuity is payable or (ii) if payment is made in any other form, the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A “Break in Service” means any “computation period” (as defined in Section 2.1 for purposes of determining years of Vesting Service) during which an Employee completes no more than 500 Hours of Service except that no Employee shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Compensation” of a Participant for any period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as a Covered Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).

Compensation includes: (i) commissions; (ii) any elective deferral, as defined in Code Section 402(g)(3), (iii) any amount contributed or deferred by the Employer at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125, 132(f)(4), or 457, and (iv) certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions. Such amounts shall be included in Compensation only to the extent that they would otherwise have been included in Compensation as defined above.

Notwithstanding the foregoing, Compensation shall not include the following:

•	profit-sharing bonus payments;

•

all stock based compensation, including Stock Appreciation Rights (SARs), amounts realized from the exercise of any non-qualified stock option or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

•	with respect to Highly Compensated Employees only:

	•	Senior Incentive Plan bonuses;

	•	car allowances;

	•	the taxable amount of the cost of group term insurance in excess of $50,000; and

	•	any other taxable fringe benefit.

Notwithstanding any other provision of the Plan to the contrary, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employers and all Related Companies, Compensation shall not include amounts received by the Participant following such severance from employment except as provided below:

•

Compensation shall include amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 ½ months of such severance.

•

Compensation shall include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Participant would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in Compensation if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 ½ months of such severance.

•

Compensation shall include amounts received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payments at the same time if he had continued in employment and only to the extent the payments (1) are includable in the Participant’s gross income and (2) are made before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 ½ months of such severance.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008 with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

For any Self-Employed Individual, Compensation for any period means his Earned Income for such period for services as a Covered Employee adjusted so that it is equivalent under regulations issued under Code Section 414(s) to Compensation for Participants who are not Self-Employed Individuals.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($245,000 for Plan Years beginning in 2009, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

A “Contribution Period” means the period specified in Article VI for which Employer Contributions shall be made.

A “Covered Employee” means any Employee of an Employer. Notwithstanding the foregoing, the term “Covered Employee” shall not include the following:

•

any individual with respect to whom an Employer does not withhold income or employment taxes and file Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his Employer as a common law employee, even if such individual is later adjudicated to be a common law employee of his Employer, unless and until the Employer extends coverage to such individual;

•	any Leased Employee;

•	any nonresident alien who does not receive United States source income;

•	any Employee who is classified by an Employer as an “On-Call” employee; and

•	any Employee who is employed as an Administrative Representative Assistant by AM&M Financial Services, Inc.

The term “Covered Employee” shall include any Employee who is covered by a collective bargaining agreement with the Employer only if and to the extent such collective bargaining agreement provides for coverage under the Plan.

“Disabled” means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to be of long-continued or indefinite duration. A Participant shall be considered Disabled only if:

•	He is eligible to receive a disability benefit under the terms of the Social Security Act.

A “Disqualified Person” means any person who is a “disqualified person” under Code Section 4975(e)(2), including: (i) any person who is a fiduciary with respect to the Plan, (ii) any person providing services to the Plan; (iii) any Employer under the Plan; (iv) any employee organization any of whose members are covered under the Plan; (v) any owner (direct or indirect) of 50 percent or more of the total combined voting power of all classes of voting stock or of the total value of all classes of stock of an Employer; (vi) any officer, director or ten percent shareholder of an Employer; and (vii) any Highly Compensated Employee earning ten percent or more of an Employer’s yearly wages.

A “Dividend Reinvestment Account” means the separate Sub-Account established for each Participant that reflects his share of the Trust attributable to dividends paid on Employer Stock that have been reinvested in Employer Stock. Each Participant’s Dividend Reinvestment Account shall be 100% vested and non-forfeitable.

The “Early Retirement Date” of an Employee means the first day of the month coinciding with or next following the date he attains age 55.

The “Earned Income” of an individual means the net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the individual’s Employer to a qualified plan to the extent the contributions are deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).

An “Eligible Employee” means any Covered Employee who has met the eligibility requirements of Article III to participate in the Plan.

The “Eligibility Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An “Employee” means any common law employee of an Employer or a Related Company, any Self-Employed Individual, and any Leased Employee.

An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX, including Tompkins Financial Corporation, The Bank of Castile, The Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan on behalf of its Eligible Employees in accordance with the provisions of Article VI or Article XXII and that an Eligible Employee may not elect instead to receive in cash.

“Employer Stock” means common stock issued by an Employer or a Related Company that is readily tradable on an established securities market. If there is no common stock of an Employer or a Related Company that is readily tradable on an established securities market, then Employer Stock means common stock of an Employer or a Related Company having a combination of voting and dividend rights equal to or in excess of (i) the class of common stock having the greatest voting power and (ii) the class of common stock having the greatest dividend rights. Noncallable preferred stock is deemed to be Employer Stock if it is convertible at any time to stock that constitutes Employer Stock and such conversion is at a reasonable price, determined as of the date such preferred stock is acquired by the Trust Fund. For purposes of the foregoing, preferred stock is treated as noncallable if after any call there is a reasonable opportunity for conversion that meets the requirements of the preceding sentence.

An “Enrollment Date” means the first day of the month coinciding with or immediately following the date the Covered Employee first satisfies the requirements of Section 3.1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

An “ESOP Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is not contingent upon a Participant’s “elective contributions” or “employee contributions” as those terms are defined in Section 7.1.

An “Exempt Loan” means any loan made to the Plan by a Disqualified Person or guaranteed by a Disqualified Person that satisfies the requirements of IRS Regulations Section 54.4975-7(b), including a direct loan of cash, a purchase-money transaction, or an assumption of an obligation of the Trust.

The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A “Highly Compensated Employee” means any Covered Employee who is a “highly compensated active employee” as defined hereunder.

A “highly compensated active employee” includes any Covered Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “look back year” or (ii) received “compensation” from the Employers and Related Companies during the “look back year” in excess of the dollar amount in effect under Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $110,000 for “look back years” beginning in 2009).

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

•	An Employee’s “compensation” means his “415 compensation” as defined in Section 7.1.

•	The “look back year” means the 12-month period immediately preceding the Plan Year.

An “Hour of Service” with respect to an Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A “Leased Employee” means any person (other than an “excludable leased employee”) who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any Leased Employee of the “recipient” who is (a) covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of 415 compensation (as defined in Section 7.1), (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” or (b) performs substantially all of his services for the “leasing organization” or (c) whose compensation from the “leasing organization” in each Plan Year during the four-year period ending with the Plan Year is less than $1,000. Notwithstanding the foregoing, a person shall not be treated as an “excludable leased employee” if Leased Employees (including any individual who would otherwise be considered an “excludable leased employee”) constitute more than 20 percent of the “recipient’s” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a Leased Employee by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

Notwithstanding the foregoing, if any person who performed services for a “recipient” pursuant to an agreement between the “recipient” and the “leasing organization” becomes a Covered Employee, all service performed by such person for the “recipient” shall be treated as employment with an Employer as an Employee, even if performed on less than a full-time basis, for less than a full year, or while an “excludable leased employee.”

The “Normal Retirement Date” of an Employee means the first day of the month coinciding with or next following the date he attains age 65.

A “Participant” means any person who has satisfied the requirements of Article III to become an Eligible Employee and who has an Account in the Trust.

The “Plan” means the Tompkins Financial Corporation Employee Stock Ownership Plan, as from time to time in effect.

A “Plan Year” means the 12-consecutive-month period ending each December 31.

A “Predecessor Employer” means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization.

A “Qualified Joint and Survivor Annuity” means an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Code Section 401(a)(11), that is payable for the life of a Participant with a survivor annuity payable for the life of the Participant’s Spouse that is equal to at least 50 percent, but not more than 100 percent, of the amount of the annuity payable during the joint lives of the Participant and his Spouse. No survivor annuity shall be payable to the Participant’s Spouse under a Qualified Joint and Survivor Annuity if such Spouse is not the same person who was the Participant’s Spouse on his Benefit Payment Date.

A “Qualified Preretirement Survivor Annuity” means an annuity payable for the life of a Participant’s surviving Spouse if the Participant dies prior to his Benefit Payment Date.

A “Related Company” means any corporation or business, other than an Employer, that would be aggregated with an Employer for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades of businesses under common control under Code Section 414(c) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o).

A Participant’s “Required Beginning Date” means the following:

•

for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) retirement.

•	for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A “Self-Employed Individual” means any individual who has Earned Income for the taxable year from the trade or business with respect to which the Plan is established or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.

A “Single Life Annuity” means an annuity payable for the life of a Participant.

The “Sponsor” means Tompkins Trust Company, and any successor thereto.

A Participant’s “Spouse” means the person of the opposite sex to whom the Participant is married in a legal union between one man and one woman as husband and wife.

A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account that is maintained as provided in Article VIII.

The “Suspense Fund” means the Trust Fund established to hold Employer Stock acquired with the proceeds of an Exempt Loan pending the release of such Employer Stock from encumbrance and its allocation among Participants’ Accounts.

The “Trust” means the trust maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto.

The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A “Trust Fund” means any fund maintained under the Trust by the Trustee.

A “Valuation Date” means the date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once annually.

The “Vesting Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account.

1.2	Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
SERVICE

2.1	Special Definitions

For purposes of this Article, the following terms have the following meanings:

A “computation period” for purposes of determining an Employee’s years of Eligibility Service means (i) the 12-consecutive-month period beginning on the first date he completes an Hour of Service, and (ii) each Plan Year beginning after such date; provided, however, that if an Employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

A “computation period” for purposes of determining an Employee’s years of Vesting Service means each Plan Year; provided, however, that if an Employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

A “maternity/paternity absence” means an Employee’s absence from employment with an Employer or a Related Company because of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the Employee’s adoption of the child, or the caring for the Employee’s child immediately following the child’s birth or adoption. An Employee’s absence from employment will not be considered a maternity/paternity absence unless the Employee furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

2.2	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service for:

(a)

Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b)

Subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)

Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.3.

(e)

Solely for purposes of determining whether an Employee who is on a “maternity/paternity absence” has incurred a Break in Service for a “computation period”, Hours of Service shall include those hours with which such Employee would otherwise have been credited but for such “maternity/paternity absence”, or shall include eight Hours of Service for each day of “maternity/paternity absence” if the actual hours to be credited cannot be determined; except that not more than the minimum number of hours required to prevent a Break in Service shall be credited by reason of any “maternity/paternity absence”; provided, however, that any hours included as Hours of Service pursuant to this paragraph shall be credited to the “computation period” in which the absence from employment begins, if such Employee otherwise would incur a Break in Service in such “computation period”, or, in any other case, to the immediately following “computation period”.

(f)

Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer or a Related Company following such leave.

For purposes of determining an Employee’s Eligibility and Vesting Service, Hours of Service shall be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company as if such employment were employment with a Related Company.

2.3	Limitations on Crediting of Hours of Service

In the application of the provisions of Section 2.2(b), the following shall apply:

(a)

An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses an Employee for medical or medically-related expenses incurred by him.

(c)

A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(d)

No more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single “computation period”), unless no duties are performed due to service with the armed forces of the United States for which the Emlpoyee retains reemployment rights as provided in Section 2.2(c).

2.4	Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.5	Crediting Eligibility Service

An Employee shall be credited with a year of Eligibility Service for each “computation period” in which he completes at least 1,000 Hours of Service.

2.6	Years of Vesting Service

An Employee shall be credited with a year of Vesting Service for each “computation period” during which he completes at least 1,000 Hours of Service.

2.7	Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Account

Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after a Break in Service shall not be included in determining his vested interest in his Account attributable to employment prior to such Break in Service if the number of his consecutive Breaks in Service is 5 or more.

2.8	Crediting of Hours of Service with Respect to Short “Computation Periods”

The following provisions shall apply with respect to crediting Hours of Service with respect to any short “computation period”:

(a)	For purposes of this Article, the following terms have the following meanings:

	(i)	An “old computation period” means any “computation period” that ends immediately prior to a change in the “computation period”.

	(ii)	A “short computation period” means any “computation period” of fewer than 12-consecutive months.

(b)	Notwithstanding any other provision of the Plan to the contrary, no Employee shall incur a Break in Service for a short “computation period” solely because of such short “computation period”.

(c)

For purposes of determining the years of Eligibility Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but shall include the 12-consecutive-month period ending on the last day of the “short computation period” and the 12-consecutive-month period ending on the first anniversary of the last day of the “old computation period”; provided, however, that no more than one year of Eligibility Service shall be credited to an Employee with respect to such periods.

(d)

For purposes of determining the years of Vesting Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but if an Employee completes at least 1,000 Hours of Service in the 12-consecutive-month period beginning on the first day of the “short computation period”, such Employee shall be credited with a year of Vesting Service for such 12-consecutive-month period.

2.9	Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if as a result of a Plan amendment or a transfer from employment covered under another qualified plan maintained by an Employer or a Related Company, the service crediting method applicable to an Employee changes between the elapsed time method described in Treasury Regulations Section 1.410(a)-7 and the Hours of Service method described in Department of Labor Regulations Sections 2530.200 through 2530.203, an affected Employee shall be credited with Eligibility and Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

ARTICLE III
ELIGIBILITY

3.1	Eligibility

Each Covered Employee who was an Eligible Employee immediately prior to October 1, 2009 shall continue to be an Eligible Employee on October 1, 2009.

Each other Employee shall become an Eligible Employee as of the applicable Enrollment Date upon satisfying all of the following requirements:

(a)	he is a Covered Employee;

(b)	he has attained age 21; and

(c)	he has completed one year of Eligibility Service.

3.2	Transfers of Employment

If an Employee is transferred directly from employment with an Employer or with a Related Company in a capacity other than as a Covered Employee to employment as a Covered Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had been a Covered Employee for his entire period of employment with the Employer or Related Company.

3.3	Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as a Covered Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. If such person was not an Eligible Employee prior to his termination of employment, but had satisfied the requirements of Section 3.1 prior to such termination, he shall become an Eligible Employee as of the later of the date he is reemployed or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had continued employment as a Covered Employee. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4	Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5	Effect and Duration

Upon becoming an Eligible Employee, a Covered Employee shall be entitled to receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to participate in allocations of Employer Contributions only so long as he continues employment as a Covered Employee.

ARTICLE IV
NO 401(k) CONTRIBUTIONS

4.1	No Cash or Deferred Arrangement

The Plan does not include a cash or deferred arrangement under Code Section 401(k).

ARTICLE V
AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1	No After-Tax Contributions

There shall be no After-Tax Contributions made to the Plan and no After-Tax Contributions may be transferred to the Plan.

5.2	No Rollover Contributions

There shall be no Rollover Contributions made to the Plan.

ARTICLE VI
EMPLOYER CONTRIBUTIONS

6.1	Contribution Period

The Contribution Period for ESOP Contributions under the Plan is each Plan Year.

6.2	ESOP Contributions

Each Contribution Period, each Employer shall make an ESOP Contribution on behalf of each of its Eligible Employees who has met the allocation requirements for ESOP Contributions described in this Article, in an amount determined by the Sponsor, in its discretion, which shall not exceed five percent of the Compensation paid to such Eligible Employee for the Contribution Period.

Notwithstanding the foregoing, if there is an Exempt Loan in effect for the Contribution Period, the ESOP Contribution shall first be applied to reduce the Plan’s obligations under the terms of the Exempt Loan, reduced by any interest or dividends that the Administrator has previously applied against the Plan’s obligations for such Contribution Period under the terms of the Plan. Shares of Employer Stock released from the Suspense Fund that are attributable to ESOP Contributions shall be allocated among the Accounts of Eligible Employees in the same manner as provided in the preceding paragraph with respect to ESOP Contributions.

Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during a Contribution Period, but prior to the date on which the Employee first became an Eligible Employee, shall be excluded in determining the amount of each Employer’s ESOP Contributions for such Contribution Period.

6.3	Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to a Covered Employee who transfers from employment with one Employer as a Covered Employee to employment with another Employer as a Covered Employee.

6.4	Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash or in qualifying employer securities, as defined in ERISA Section 407(d)(5), to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

Any in kind contribution made under the terms of the Plan shall be discretionary and unencumbered.

6.5	Allocation Requirements for Employer Contributions

An Eligible Employee shall be eligible to receive an allocation of Employer Contributions under this Article only if he satisfies any requirements specified in the applicable contribution Section and also meets the requirements of this Section.

(a)

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of ESOP Contributions for such Contribution Period only if (i) he is employed as a Covered Employee on the last day of the Contribution Period and (ii) he has completed at least 1,000 Hours of Service during the Contribution Period. The number of Hours of Service required to receive an allocation of ESOP Contributions hereunder shall be pro-rated for any short Contribution Period.

6.6	Exceptions to Allocation Requirements for ESOP Contributions

Notwithstanding any other provision of the Plan to the contrary, the last day and annual service allocation requirements described above shall not apply to an Employee who terminates employment during the Contribution Period on or after his Normal or Early Retirement Date.

6.7	Vesting of Employer Contributions

A Participant who was employed by an Employer on December 31, 2000, shall be at all times 100% vested in his ESOP Contributions Sub-Account.

A Participant who was not employed by an Employer on December 31, 2000 shall be vested in his ESOP Contributions Sub-Account in accordance with this paragraph and the following paragraph. The vested interest of a Participant who performs an Hour of Service on or after January 1, 2007 shall be zero percent until the Participant has completed 3 years of Vesting Service; at which time his vested interest shall be 100 percent.

The vested interest of a Participant who does not perform an Hour of Service after December 31, 2006 shall be zero percent until the Participant has completed 5 years of Vesting Service; at which time his vested interest shall be 100 percent.

6.8	100% Vesting Events

Notwithstanding any other provision of the Plan to the contrary, if a Participant is employed by an Employer or a Related Company on the date he attains age 65, the date he becomes Disabled, or the date he dies, his vested interest in his full ESOP Contributions Sub-Account shall be 100 percent, without regard to the number of his years of Vesting Service.

For purposes of determining whether a Participant is 100 percent vested under this Section, a Participant who is absent from employment as an Employee because of military service and who dies after December 31, 2006, while performing qualified military service (as described in the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be treated as having returned to employment with an Employer or a Related Company immediately prior to his death and as having died while employed by an Employer or a Related Company.

6.9	Election of Former Vesting Schedule

If there is a change in the vesting schedule because the Plan Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, the following shall apply:

(a)

In no event shall a Participant’s vested interest in his Account on the effective date of the change in vesting schedule be less than his vested interest in his Account immediately prior to the effective date of the amendment.

(b)

In no event shall a Participant’s vested interest in his Account determined as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Account immediately prior to the effective date of such amendment.

(c)

Any Participant with 3 or more years of Vesting Service shall have a right to have his vested interest in his Account (including amounts credited to such Account following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.

ARTICLE VII
LIMITATIONS ON CONTRIBUTIONS

7.1	Definitions

For purposes of this Article, the following terms have the following meanings:

The “annual addition” with respect to a Participant for a “limitation year” means the sum of the following amounts credited to the Participant’s account(s) for the “limitation year”:

(a)

all employer contributions credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by an Employer or a Related Company, including “elective contributions” (other than “elective contributions” to an eligible deferred compensation plan under Code Section 457) and amounts attributable to forfeitures applied to reduce the employer’s contribution obligation, but excluding “catch-up contributions”;

(b)

all “employee contributions” credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by an Employer or a Related Company or any qualified defined benefit plan maintained by an Employer or a Related Company if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions within the meaning of Code Section 411(c)(2)(C) (without regard to whether the plan is subject to the provisions of Code Section 411);

(c)	all forfeitures credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by the Employer or a Related Company;

(d)

all amounts credited for the “limitation year” to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Company;

(e)

if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the “limitation year” to the Participant’s separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Company; and

(f)	all amounts credited to the Participant for the “limitation year” under a simplified employee pension.

Notwithstanding the foregoing, any restorative payment made to a plan by an Employer or a Related Company to make up for losses to the plan resulting from the action or non-action of a fiduciary for which there is a reasonable risk of liability for a breach of fiduciary duty under ERISA or other applicable federal or state law shall not be treated as an annual addition provided that similarly situated participants are treated similarly with respect to the restorative payment.

Except as otherwise specifically provided below, an amount will be treated as credited to a Participant’s account for a “limitation year” if such amount is both (1) allocated to the Participant’s account as of a date within such “limitation year” (provided that if allocation of an amount is contingent upon the satisfaction of a future condition, such amount shall not be treated as allocated for purposes of determining “annual additions” for a “limitation year” until the date all such conditions are satisfied) and (2) actually contributed to the account within the applicable period described herein. If contributions are made after the end of the applicable period, they shall be treated as credited to the Participant’s account for the “limitation year” in which they are made. The applicable period for making “employee contributions” is within 30 days of the close of the “limitation year.” The applicable period for making employer contributions is: (i) for contributions by a taxable entity, within 30 days of the close of the period described in Code Section 404(a)(6), as applicable to the entity’s taxable year with or within which the “limitation year” ends; or (ii) for contributions by a non-taxable entity (including a governmental employer) within 15 days of the last day of the 10th calendar month following the end of the calendar year or fiscal year (as applicable, based on how the entity maintains its books) with or within which the “limitation year” ends.

Forfeitures re-allocated to a Participant’s account are treated as credited to the Participant’s account for the “limitation year” in which they are allocated to such account. Corrective contributions and contributions required by reason of qualified military service (as defined in Code Section 414(u)) are treated as “annual additions” for the “limitation year” to which they relate, rather than the “limitation year” in which they are made.

An “elective contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. For purposes of applying the limitations described in this Article VII, the term “elective contribution” includes designated Roth contributions and excludes “catch-up contributions”.

An “employee contribution” means any employee after-tax contribution allocated to an Eligible Employee’s account under any qualified plan of an Employer or a Related Company.

The “415 compensation” of a Participant for any “limitation year” means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him by an Employer or a Related Company for such “limitation year” for which his employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).

“415 compensation” also includes: (i) any elective deferral, as defined in Code Section 402(g)(3); and (ii) any amount contributed or deferred by the Employer or Related Company at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125, 132(f)(4), or 457.

Notwithstanding any other provision of the Plan to the contrary, effective for “limitation years” beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all Related Companies, “415 compensation” does not include amounts received by the Participant following such severance from employment except amounts paid before the later of (a) the close of the “limitation year” in which the Participant’s severance from employment occurs or (b) within 2 ½ months of such severance if such amounts:

•

would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, and would have been included in the Participant’s “415 compensation” if he had continued in employment.

•

are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been includable in “415 compensation” if his employment had continued.

•

are received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payments at the same time if he had continued in employment and only to the extent the payments are includable in the Participant’s gross income.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

For purposes of this subsection, a Participant will not be considered to have incurred a severance from employment if his new employer continues to maintain the plan with respect to such Participant.

To be included in a Participant’s “415 compensation” for a particular “limitation year”, an amount must have been received by the Participant (or would have been received, but for the Participant’s election under Code Section 125, 132(f)(4), 401(k), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i), or 457) within such “limitation year”.

In no event, however, shall the “415 compensation” of a Participant taken into account under the Plan for any “limitation year” exceed the limit in effect under Code Section 401(a)(17) ($245,000 for “limitation years” beginning in 2009, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for “limitation years” beginning in such calendar year). If the “415 compensation” of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than 12 months.

A “limitation year” means the Plan Year.

7.2	Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $49,000 for the “limitation year” beginning in 2009) or (ii) 100 percent of the Participant’s “415 compensation” for the “limitation year”; provided, however, that the limit in clause (i) shall be pro-rated for any short “limitation year”. The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an “annual addition” under Code Section 419A(d)(2).

The limitations contained in this Section 7.2 shall not apply to forfeitures of shares of Employer Stock if such shares were acquired with the proceeds of an Exempt Loan and shall not apply to ESOP Contributions that are applied by the Trustee to the repayment of interest on an Exempt Loan and are charged against the Participant’s Account. The provisions of the preceding sentence shall apply only to a Plan Year in which no more than one-third of ESOP Contributions which are deductible under Code Section 404(a)(9) are allocated to the Accounts of Participants who are Highly Compensated Employees.

If for any Plan Year ESOP Contributions are used to repay an Exempt Loan and shares of Employer Stock are thereby released from the Suspense Fund, the “annual additions” for the Plan Year with respect to such shares shall be determined based upon the amount of the ESOP Contributions used to repay the Exempt Loan.

If the Employer or a Related Company participates in a multiemployer plan, in determining whether the “annual additions” made on behalf of a Participant to the Plan, when aggregated with “annual additions” made on the Participant’s behalf under the multiemployer plan satisfy the above limitation, only “annual additions” made by the Employer (or a Related Company) to the multiemployer plan shall be aggregated with the “annual additions” under the Plan and “415 compensation” shall include only compensation paid to the Participant by the Employer (or a Related Company).

If the “annual addition” to the Account of a Participant in any “limitation year” beginning on or after July 1, 2007, nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2008-50, or any superseding guidance.

7.3	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” to be made under the Plan for the “limitation year” when combined with the “annual addition” to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, the “annual additions” last scheduled for allocation under the Plan and such other plan(s) shall be reduced to the extent necessary so that the limitation in the preceding Section is satisfied. If “annual additions” are scheduled to be allocated as of the same date, any excess shall be allocated pro rata among the defined contribution plans.

If the “annual addition” to the Account of a Participant in any “limitation year” beginning on or after July 1, 2007, when combined with the “annual addition” made under any other qualified defined contribution plan maintained by an Employer or a Related Company nevertheless exceeds the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2008-50, or any superseding guidance.

7.4	Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Company” shall be adjusted as provided in Code Section 415(h).

7.5	Code Section 1042 Sale Limitations

No portion of the Trust Fund attributable to (or allocable in lieu of) Employer Stock acquired by the Plan after October 22, 1986 in a sale to which Code Section 1042 (or for estates of decedents who died prior to December 20, 1989, Code Section 2057) applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer:

(a)

during the “nonallocation period”, as defined herein, for the benefit of: (1) any taxpayer who makes an election under Code Section 1042 with respect to Employer Stock (or any decedent if the executor of the decedent’s estate makes a qualified sale to which Code Section 2057 applies); or (2) any individual who is related to the taxpayer (or decedent) within the meaning of Code Section 267(b); or

(b)

for the benefit of any other person who owns (after application of Code Section 318(a), without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of: (1) any class of outstanding stock of the Employer or a Related Company which issued such Employer Stock; or (2) the total value of any class of outstanding stock of the Employer or any Related Company.

Notwithstanding the foregoing, the provisions of (a)(2) above shall not apply to lineal descendants of a taxpayer provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “nonallocation period” does not exceed more than five percent of the Employer Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 or 2057 is applied.

A person shall be treated as not satisfying the stock ownership provisions of paragraph (b) above if such person does not satisfy such provisions: (1) at any time during the one-year period ending on the date of sale of Employer Stock to the Plan; or (2) on the date as of which Employer Stock is allocated to Participants in the Plan.

For purposes of this Section, the “nonallocation period” means the period beginning on the date of sale of the Employer Stock and ending on the later of: (i) the date which is ten years after the date of sale; or (ii) the date the final payment of the Exempt Loan incurred in connection with the sale is allocated among Eligible Employees.

ARTICLE VIII
TRUST FUNDS AND ACCOUNTS

8.1	General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated to an Investment Fund or to the Suspense Fund. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest. The General Fund may be invested in whole or in part in equity securities issued by an Employer or a Related Company that are publicly traded and are “qualifying employer securities” as defined in ERISA Section 407(d)(5).

8.2	Alternative Investment Funds

The Sponsor shall direct the establishment and maintenance of alternative Investment Funds to which ESOP Contributions made on behalf of an eligible Participant may be allocated in accordance with Article X and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Such Investment Funds are intended to satisfy the requirements of Code Section 401(a)(28).

Each such Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any such Investment Fund shall be an undivided interest.

8.3	Employer Stock Investment Fund

The Sponsor shall direct the establishment and maintenance of an Employer Stock Investment Fund to which the following contributions shall be allocated:

•	ESOP Contributions.

The Employer Stock Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the Employer Stock Investment Fund shall be an undivided interest. The Employer Stock Investment Fund is intended to be invested primarily in Employer Stock.

8.4	Suspense Fund

The Sponsor shall direct the establishment and maintenance of a Suspense Fund to hold all shares of Employer Stock acquired with the proceeds of an Exempt Loan pending their release from encumbrance and allocation to Participants’ Accounts. The Suspense Fund shall be held and administered as a separate trust fund.

8.5	Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.6	Accounts

As of the first date a contribution is made by or on behalf of a Covered Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.7	Sub-Accounts

A Participant’s Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust.

ARTICLE IX
LIFE INSURANCE CONTRACTS

9.1	No Life Insurance Contracts

A Participant’s Account may not be invested in life insurance contracts on the life of the Participant.

ARTICLE X
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1	Investment and Deposit of Certain Contributions

Subject to the diversification requirements of Section 10.2, all contributions to the Plan are required to be invested in the Employer Stock Investment Fund.

Upon contribution to the Plan, all such contributions shall be deposited in the Trust and allocated to the Employer Stock Investment Fund.

10.2	Election to Transfer Employer Contributions to an Investment Fund (Diversification)

Provided that his Account balance exceeds $500, an active or terminated Participant who has attained age 55 and completed ten Plan Years of participation shall be eligible with respect to each Plan Year during the “qualified election period” to elect during the 180-day period following such Plan Year to transfer any portion, up to 25 percent (50 percent for the last Plan Year of the “qualified election period”) of the current balance of his Account attributable to Employer Stock to one or more of the alternative Investment Funds established pursuant to Section 8.2.

The Participant’s transfer election shall specify a percentage, in the increments prescribed by the Administrator, of his Account that is to be transferred, which percentage may not, in the aggregate, exceed 25 percent for any Plan Year during the “qualified election period”; provided that “50 percent” shall be substituted for “25 percent” for the last Plan Year of the “qualified election period.” Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, an Employee’s transfer election shall be implemented no later than 180 days after the close of the Plan Year to which such election relates. Notwithstanding the foregoing, any transfer election received shortly before or on the 180th day of a “qualified election period” shall be implemented as soon as administratively feasible thereafter. If an Employee elects to transfer any portion, or all, of his Account to an alternative Investment Fund, he may not thereafter elect to transfer such amount back to the Employer Stock Investment Fund.

This Section 10.2 is intended to satisfy the requirements of Code Section 401(a)(28).

For the purposes of this Section, the “qualified election period” means the six-Plan-Year period beginning with the first Plan Year in which the Employee is eligible to make a transfer pursuant to this Section 10.2.

10.3	Exercise of Voting Rights with Respect to Employer Stock

If the Employer has a registration-type class of securities or, with respect to Employer Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, but before August 20, 1996, each Participant or his Beneficiary, if the Participant has died, shall be entitled to direct the Trustee as to the manner in which the Employer Stock, which is entitled to vote and which is allocated to the Participant’s ESOP Contributions Sub-Account, is to be voted.

If more than ten percent of total Plan assets are invested in Employer Stock and the Employer does not have a registration-type class of securities, with respect to Employer Stock other than Employer Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, but before August 20, 1996, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on such shares of Employer Stock that are allocated to the Participant’s ESOP Contributions Sub-Account are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in regulations.

If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

The Trustee shall be entitled to exercise, in such a manner as the Trustee deems appropriate, all voting rights attributable to Employer Stock: (a) which is held unallocated in the Suspense Fund; or (b) which is allocated to a Participant’s Account and for which the Plan proffers pass-through voting rights in accordance with the foregoing provisions of this Section, but for which the Trustee does not receive any written direction from the Participant as to the manner in which votes shall be cast with respect to such shares. The Trustee shall also be entitled to exercise, in such manner as the Trustee deems appropriate, voting rights attributable to Employer Stock, whether allocated to Participants’ Accounts or held unallocated in the Suspense Fund, with respect to all matters not subject to direction by Participants.

If any agreement entered into by the Trust provides for voting of any shares of Employer Stock pledged as security for any obligation of the Plan, then such shares of Employer Stock shall be voted in accordance with such agreement.

For purposes of this Section the term “registration-type class of securities” means:

(a)	a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and

(b)	a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12 of such Act.

ARTICLE XI
CREDITING AND VALUING ACCOUNTS

11.1	Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2	Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3	Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)

Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)

Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4	Finality of Determinations

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.

11.5	Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

11.6	Disposition of Cash Dividends on Shares Allocated to ESOP Contributions Sub-Accounts

Cash dividends on Employer Stock held in a Participant’s ESOP Contributions Sub-Account shall, in the discretion of the Administrator, be:

(a)	credited to the Participant’s Account;

(b)	used to repay an Exempt Loan; or

(c)

paid in cash to the Participant or the Participant’s Beneficiary. If payment is to be made in cash to the Participant or the Participant’s Beneficiary, the Administrator shall direct the Employer to pay the dividends either:

(i)

in cash directly to Participants, former Participants, and Beneficiaries in proportion to their respective interests in the Employer Stock Investment Fund attributable to ESOP Contributions as of the record date for such dividends, as described in Code Section 404(k); or

(ii) in cash to the Trustee for distribution to the Participants, former Participants, and Beneficiaries.

If cash dividends are paid directly to the Trustee for distribution pursuant to paragraph (c)(ii) above, the Trustee shall distribute such dividends in cash to Participants, former Participants, and Beneficiaries in proportion to their respective interests in the Employer Stock Investment Fund attributable to ESOP Contributions as of the record date for such dividends, which distribution shall be made based on a schedule determined by the Administrator, but not later than 90 days after the close of the Plan Year in which such dividends are paid.

If cash dividends are used to repay an Exempt Loan pursuant to paragraph (b) above, Employer Stock shall be released from the Suspense Fund and allocated to a Participant’s Account in the ratio that the Participant’s total number of shares of Employer Stock sharing in such cash dividends that are attributable to ESOP Contributions bears to the aggregate number of shares of such Employer Stock of all Participants. Employer Stock allocated to a Participant’s Account hereunder shall have a fair market value not less than the amount of cash dividends that would have been distributable to the Participant pursuant to paragraph (c) above.

11.7	Disposition of Income Earned on Unallocated Employer Stock

Any income earned with respect to Employer Stock held in the Suspense Account may be used, at the discretion of the Administrator, to repay an Exempt Loan. Employer Stock that is released from encumbrance with respect to such income and any such income that is not used to repay an Exempt Loan shall be allocated as of the Valuation Date in the ratio that a Participant’s ESOP Contributions Sub-Account balance after the allocation of all other earnings and losses bears to the aggregate ESOP Contributions Sub-Account balances of all Participants after the allocation of all other earnings and losses.

ARTICLE XII
LOANS

12.1	No Loans

There shall be no loans made to Participants from the Plan. Notwithstanding the foregoing, any loan made under the terms of the Plan in effect prior to the effective date of this amendment and restatement shall remain outstanding and repayable in accordance with its original terms.

ARTICLE XIII
WITHDRAWALS WHILE EMPLOYED

13.1	Non-Hardship Withdrawals of ESOP Contributions

A Participant who is employed by an Employer or a Related Company may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal or a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity as provided in Article XVI, of amounts held in his ESOP Contributions Sub-Account if any of the following requirements are met:

(a)	He has attained age 59 1/2.

Notwithstanding the foregoing, a Participant who is not 100 percent vested in his ESOP Contributions Sub-Account may not make a withdrawal from such Sub-Account in accordance with the provisions of this Section.

13.2	Overall Limitations on Non-Hardship Withdrawals

Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Non-hardship withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application.

(c)	The Participant’s Spouse must consent to any withdrawal hereunder, unless the withdrawal is made in the form of a Qualified Joint and Survivor Annuity.

13.3	Order of Withdrawal from a Participant’s Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory.

ARTICLE XIV
TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1	Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.

14.2	Disposition of Non-Vested Amounts

That portion of a Participant’s Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a)

If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $5,000, resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of (i) the Participant’s Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.

(b)

If the Participant’s vested interest in his Account exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant’s Settlement Date. A distribution is deemed to be made because of a Participant’s Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant’s Settlement Date.

(c)

If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant’s Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the date the Participant incurs 5-consecutive Breaks in Service.

14.3	Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, such forfeiture shall be allocated among Participants’ Accounts in accordance with the provisions of the following Section.

14.4	Allocations of Forfeitures

Forfeited amounts that are required to be allocated among Participants’ Accounts in accordance with the preceding Section shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year for which the forfeiture is being allocated as follows:

(a)

To receive an allocation of forfeitures attributable to ESOP Contributions, a Participant must have been employed during the Plan Year by the Employer for which the Participant whose Account is being forfeited last performed services.

(b)

To receive an allocation of forfeitures attributable to ESOP Contributions hereunder, a Participant must (i) be employed as a Covered Employee on the last day of the Plan Year and (ii) have completed at least 1,000 Hours of Service during the Plan Year. The number of Hours of Service required to receive an allocation of forfeitures attributable to ESOP Contributions hereunder shall be pro rated for any short Plan Year. Notwithstanding any other provision of the Plan to the contrary, the last day and annual service allocation requirements described above shall not apply to an Eligible Employee who terminates employment during the Plan Year on or after his Normal or Early Retirement Date or because of Disability.

(c)

Forfeitures attributable to ESOP Contributions shall be allocated in the ratio which an eligible Participant’s Compensation for the Plan Year from the Employer for which the Participant whose Account is being forfeited last performed services bears to the aggregate of such Compensation for all such eligible Participants.

(d)

Forfeitures attributable to ESOP Contributions that are to be credited to a Participant’s Account hereunder shall be credited to his ESOP Contributions Sub-Account. A Participant’s vested interest in amounts attributable to forfeitures allocated to his ESOP Contributions Sub-Account hereunder shall be determined under the vesting schedule applicable to ESOP Contributions.

(e)

Notwithstanding the foregoing, prior to allocating forfeitures attributable to ESOP Contributions among Participants’ Accounts, the Administrator may direct that any portion or all of such forfeited amounts shall be applied against Plan expenses. The forfeited amounts to be allocated among Participants’ Accounts shall be reduced by any such amounts that are applied against Plan expenses as provided herein.

14.5	Recrediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or (b) of Section 14.2 and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if he returns to employment with an Employer or a Related Company before he incurs 5-consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account. Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants’ Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

Notwithstanding any other provision of this Section, if a reemployed Participant’s Vesting Service completed following reemployment is not included in determining his vested interest in his Account attributable to employment prior to his Break in Service, as provided in the Section 2.7, the former Participant’s forfeited amounts shall not be recredited to his Account.

ARTICLE XV
DISTRIBUTIONS

15.1	Distributions to Normal Retirees and Disabled Participants

Subject to the provisions of Section 15.5, a Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

Notwithstanding the foregoing, pursuant to Code Section 409(o), if the Participant and, if applicable pursuant to Code Sections 401(a)(11) and 417, with the consent of the Participant’s Spouse, elects the distribution of the Participant’s Account, then the distribution of such Account balance shall commence not later than one year after the close of the Plan Year in which the Participant makes such election following a separation from service, except that this provision shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this provision.

15.2	Distributions to Participants Who Terminate Employment Prior to Normal Retirement Date

Subject to the provisions of Section 15.5, a Participant whose Settlement Date occurs prior to his attainment of age 65, for reasons other than death or becoming Disabled, may elect, with the written consent of his Spouse, to receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

Notwithstanding the foregoing, pursuant to Code Section 409(o), if the Participant and, if applicable pursuant to Code Sections 401(a)(11) and 417, with the consent of the Participant’s Spouse, elects the distribution of the Participant’s Account, then the distribution of such Account balance shall commence not later than five years after the close of the Plan Year in which the Participant makes such election following a separation from service, except that this provision shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this provision.

15.3	Special In-Service Distributions

In addition, a Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date or the date the Administrator determines he is Disabled, as applicable, may elect to receive distribution of all or any part of his Account in a cash withdrawal or in any other form provided under Article XVI at any time following such date, subject to any applicable spousal consent requirements.

15.4	Distributions to Beneficiaries

Subject to the provisions of Section 15.5, if a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. If distribution is to be made to a Participant’s Spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions.

If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death.

15.5	Code Section 401(a)(9) Requirements

The provisions of this Section take precedence over any inconsistent provision of the Plan; provided, however, that the provisions of this Section are not intended to create additional forms of payment that are not otherwise provided under Article XVI.

To the extent required under Code Section 401(a)(9), all distributions made from the Plan shall be determined and made in accordance with the provisions of Code Section 401(a)(9) and the Treasury Regulations issued thereunder, as set forth in this Section. If distribution is made through the purchase of an annuity contract, as provided in Article XVI, the terms of such annuity contract shall satisfy the requirements of Code Section 401(a)(9) and the Treasury Regulations issued thereunder.

(a)	A Participant’s vested interest in his Account shall be distributed, or begin to be distributed to the Participant no later than the Participant’s Required Beginning Date.

(b)

Following the Participant’s Required Beginning Date, the minimum amount that will be distributed for each “distribution calendar year”, up to and including the “distribution calendar year” that includes the Participant’s date of death, is the lesser of:

(i)

the quotient obtained by dividing the Participant’s “mrd account balance” by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q & A-2 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”, or

(ii)

if the Participant’s sole “designated beneficiary” for a “distribution calendar year” is the Participant’s Spouse, the quotient obtained by dividing the Participant’s “mrd account balance” by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q & A-3 of the Treasury Regulations, using the Participants and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the “distribution calendar year”.

(c)

If a Participant dies on or after his Required Beginning Date, but before his vested interest in his Account has been distributed in full, the remainder of the Participant’s vested Account balance shall be distributed, or begin to be distributed to the Participant’s Beneficiary as soon as reasonably practicable following the Participant’s death.

(d)	The minimum amount that will be distributed to a Participant’s Beneficiary for each “distribution calendar year” following the year in which the Participant’s death occurs is:

	(i)	If the Participant’s Beneficiary is a “designated beneficiary”, the quotient obtained by dividing the Participant’s “mrd account balance” by the longer of:

		(A)	the remaining life expectancy of the Participant, calculated using the age of the Participant in the year of death, reduced by one for each subsequent year, or

		(B)	the remaining life expectancy of the “designated beneficiary”, calculated as provided in (1) or (2) below, as applicable.

(1)

If the Participant’s Spouse is his sole “designated beneficiary”, the Spouse’s remaining life expectancy is calculated for each “distribution calendar year” using the surviving Spouse’s age as of the Spouse’s birthday during that calendar year. For “distribution calendar years” after the year of the surviving Spouse’s death, the remaining life expectancy is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent year.

(2)

If the Participant’s Spouse is not the sole “designated beneficiary”, the “designated beneficiary’s” remaining life expectancy is calculated for each “distribution calendar year” using his age in the calendar year following the Participant’s death, reduced by one for each subsequent year.

(ii)

If the Participant’s Beneficiary is not a “designated beneficiary” (determined as of September 30 of the calendar year following the year of the Participant’s death), the quotient obtained by dividing the Participant’s “mrd account balance” by the Participant’s remaining life expectancy calculated using the age of the Participant in the calendar year of death, reduced by one for each subsequent year.

(iii)

Minimum distribution amounts shall be determined using the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations and the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations.

(e)

If a Participant dies before his Required Beginning Date and before his vested interest in his Account has been distributed in full, the Participant’s vested Account balance shall be distributed or begin to be distributed as provided below:

(i)

If distribution is to be made in a single sum payment, distribution shall be made no later than December 31 of the calendar year containing the 5th anniversary of the Participant’s death; provided, however, that if the Participant’s Spouse is his sole “designated beneficiary” with respect to all or any portion of the Participant’s vested Account, the Spouse may elect to postpone payment until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The Spouse’s election to defer payment must be made no later than September 30 of the calendar year that contains the 5th anniversary of the Participant’s death. If a Participant’s “designated beneficiary” wishes to receive payment in a single sum instead of receiving minimum payments as provided in the following paragraph, the Participant’s “designated beneficiary” must notify the Administrator of his election no later than September 30 of the calendar year following the calendar year of the Participant’s death; provided, however, that if the Participant’s Spouse is his sole “designated beneficiary” with respect to all or any portion of the Participant’s vested Account, the Spouse must notify the Administrator of her election no later than September 30 of the calendar year in which minimum distributions would be required to commence to the Participant’s Spouse under this Section or, if earlier, September 30 of the calendar year that contains the 5th anniversary of the Participant’s death.

(ii)	If distribution is to be made to a Participant’s “designated beneficiary” in a form other than a single sum payment, distribution shall be made in accordance with the following requirements:

(A)

Distribution shall commence to the Participant’s “designated beneficiary” no later than December 31 of the calendar year following the calendar year of the Participant’s death; provided, however, that if the Participant’s Spouse is his sole “designated beneficiary” with respect to all or any portion of the Participant’s vested Account, the Spouse may elect to postpone commencement until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The Spouse’s election to defer payment must be made no later than September 30 of the calendar year following the calendar year of the Participant’s death.

(B)

The minimum amount that will be distributed to the “designated beneficiary” for each “distribution calendar year” during the “designated beneficiary’s” lifetime is the quotient obtained by dividing the Participant’s “mrd account balance” by the “designated beneficiary’s” remaining life expectancy.

(C)

The “designated beneficiary’s” remaining life expectancy is determined for the first “distribution calendar year” using the Single Life Table in Section 1.401(a)(9)-9, Q & A-1 of the Treasury Regulations, and the “designated beneficiary’s” age as of his or her birthday in the calendar year immediately following the calendar year of the Participant’s death. In subsequent “distribution calendar years,” the “designated beneficiary’s” remaining life expectancy is determined as follows:

(1)

If the Participant’s Spouse is not the Participant’s sole “designated beneficiary,” the “life expectancy” determined above is reduced by one for each calendar year that has elapsed after the calendar year immediately following the calendar year of the Participant’s death.

(2)

If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary,” the “designated beneficiary’s” remaining “life expectancy” shall be re-determined for each subsequent “distribution calendar year” using the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations, and the “designated beneficiary’s” age as of the “designated beneficiary’s” birthday in the “distribution calendar year.”

(iii)

A Participant’s Spouse qualifies as the Participant’s sole “designated beneficiary” if she is entitled to the Participant’s entire vested interest in his Account or his entire vested interest in a segregated portion of the Participant’s Account and no other “designated beneficiary” is entitled to any portion of that interest unless the Spouse dies prior to receiving full distribution of that interest.

(iv)

If the Participant’s Spouse is a sole “designated beneficiary” with respect to all or any portion of the Participant’s interest and the Spouse dies after the Participant but before distributions to the Spouse begin, the rules described above shall be applied with respect to the interest for which the Spouse was the sole “designated beneficiary,” substituting the date of the Spouse’s death for the date of the Participant’s death.

(v)

If there is no “designated beneficiary” as of September 30 of the calendar year following the calendar year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the 5th anniversary of the Participant’s death.

(f)	For purposes of this Section the following terms have the following meanings:

(i)

A Participant’s “designated beneficiary” means the individual who is the Participant’s Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(ii)

A “distribution calendar year” means a calendar year for which a minimum payment is required. The first year for which a minimum payment is required depends on whether distribution begins before or after the Participant’s death. If distribution begins before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. If distribution begins after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under paragraph (c) of this Section.

The required minimum payment for the Participant’s first “distribution calendar year” must be made on or before the Participant’s Required Beginning Date. The required minimum payment for other “distribution calendar years,” including the required minimum payment for the “distribution calendar year” in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that “distribution calendar year.”

(iii)

A Participant’s “mrd account balance” means the Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”), adjusted as follows:

(A)

Such Account balance shall be increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the “valuation calendar year” after the Valuation Date.

	(B)	Such Account balance shall be decreased by distributions made in the “valuation calendar year” after the Valuation Date.

The Account balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year.”

15.6	Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date.

If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant’s vested interest in his Account exceeds $5,000, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant’s written consent and, if the Participant has a Spouse the written consent of such Spouse. Notwithstanding the foregoing, spousal consent shall not be required if distribution is made through the purchase of a Qualified Joint and Survivor Annuity or the Spouse cannot be located or spousal consent cannot be obtained for other reasons set forth in Code Section 401(a)(11) and regulations issued thereunder.

A Participant’s vested interest in his Account shall be deemed to exceed $5,000 if the Participant’s Benefit Payment Date has occurred with respect to amounts currently held in his Account and as of such Benefit Payment Date his vested interest in his Account exceeded $5,000.

15.7	Automatic Rollover of Mandatory Distributions

If distribution of a Participant’s vested interest is to be made to a Participant as provided in the preceding Section before the later of the Participant’s Normal Retirement Date or the date the Participant attains age 62, and the amount of such vested interest exceeds $1,000, distribution of such vested interest shall be made through a direct rollover to an individual retirement plan selected by the Administrator, unless the Participant affirmatively elects distribution in a single sum payment or through a direct rollover to an “eligible retirement plan” (as defined in Code Section 402(c)(8)(B), modified as provided in Code Section 401(a)(31)(E)) specified by the Participant. Any distribution made to a Participant’s surviving Spouse or other Beneficiary or to an alternate payee under a qualified domestic relations order shall not be subject to the automatic rollover provisions described in the preceding sentence.

15.8	Required Commencement of Distribution

Unless the Participant elects a later date, distribution of his vested interest in his Account shall commence to the Participant no later than 60 days after the close of the Plan Year in which occurs the latest of (i) the Participant’s Normal Retirement Date, (ii) the Participant’s attainment of age 65, (iii) the tenth anniversary of the year in which the Participant commenced participation, or (iv) the Participant’s Settlement Date. A Participant who does not make application for his benefit to commence shall be deemed to have elected to postpone distribution hereunder.

15.9	Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.10	Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Treasury Regulations Section 1.401(a)-13(b)(2) (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.11	Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual’s court appointed guardian or to another person with a valid power of attorney. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

If distribution is to be made to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to an adult relative under the applicable state Uniform Gifts to Minors Act, as custodian, or to a trust that has been established for the benefit of the minor. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the minor and shall be a complete discharge of any liability therefor under the Plan.

15.12	Inability to Locate Payee and Non-Negotiated Checks

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, such as (1) providing a distribution notice to the lost Participant at his/her last known address by certified mail, (2) use of the Internal Revenue Service letter forwarding program under IRS Revenue Procedure 94-22, (3) use of a commercial locater service, the internet or other general search method, or (4) use of the Social Security Administration search program, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored, as provided below.

If a distribution check has been issued and is outstanding for more than 180 days and the Administrator has been unable to locate the payee after diligent efforts have been made to do so, then except as specifically directed by the Administrator, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee’s behalf, without adjustment for investment gains or losses since the date of issuance.

Any amount forfeited under this Section shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year for which the forfeiture is being allocated as follows:

(a)

To receive an allocation of forfeitures hereunder, a Participant must have been employed during the Plan Year by the Employer for which the Participant whose Account is being forfeited last performed services.

(b)

To receive an allocation of forfeitures hereunder, a Participant must (i) be employed as a Covered Employee on the last day of the Plan Year and (ii) have completed at least 1,000 Hours of Service during the Plan Year. The number of Hours of Service required to receive an allocation of forfeitures hereunder shall be pro rated for any short Plan Year. Notwithstanding any other provision of the Plan to the contrary, the last day and annual service allocation requirements described above shall not apply to an Eligible Employee who terminates employment during the Plan Year on or after his Normal or Early Retirement Date.

(c)	Forfeitures attributable to ESOP Contributions shall be allocated in accordance with the formula specified in Article VI for ESOP Contributions.

(d)

Forfeitures that are to be credited to a Participant’s Account hereunder shall be credited to his ESOP Contributions Sub-Account. A Participant’s vested interest in amounts attributable to forfeitures allocated to his ESOP Contributions Sub-Account hereunder shall be determined under the vesting schedule applicable to ESOP Contributions.

(e)

Notwithstanding the foregoing, prior to allocating forfeitures hereunder among Participants’ Accounts, the Administrator may direct that any portion or all of such forfeited amounts shall be applied against Plan expenses. The forfeited amounts to be allocated among Participants’ Accounts shall be reduced by any such amounts that are applied against Plan expenses as provided herein.

Effective for distributions made after the date final regulations implementing ERISA Section 4050(d) are prescribed, upon termination of the Plan, distribution of the Account of a missing payee may, at the discretion of the Administrator, be made to the Pension Benefit Guaranty Corporation missing participant program.

15.13	Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVI
FORM OF PAYMENT

16.1	Definitions

For purposes of this Article, the following terms have the following meanings:

The “automatic annuity form” means the form of annuity that will be purchased on behalf of a Participant unless the Participant elects another form of annuity.

A “qualified election” means an election that is made during the qualified election period. A “qualified election” of a form of payment other than a Qualified Joint and Survivor Annuity or designating a Beneficiary other than the Participant’s Spouse to receive amounts otherwise payable as a Qualified Preretirement Survivor Annuity must include the written consent of the Participant’s Spouse, if any. A Participant’s Spouse will be deemed to have given written consent to the Participant’s election if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. The Spouse’s written consent must acknowledge the effect of the Participant’s election and must be witnessed by a Plan representative or a notary public. In addition, the Spouse’s written consent must either (i) specify the form of payment selected instead of a Qualified Joint and Survivor Annuity, if applicable, and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent and specify any non-Spouse Beneficiary designated by the Participant, if applicable, and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the Spouse has the right to limit consent as provided in clause (i), but permit the Participant to change the form of payment selected or the designated Beneficiary without the Spouse’s further consent. Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.

The “qualified election period” with respect to the “automatic annuity form” means the 180-day period ending on a Participant’s Benefit Payment Date. The “qualified election period” with respect to a Qualified Preretirement Survivor Annuity means the period beginning on the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Companies. A Participant whose employment has not terminated may make a “qualified election” designating a Beneficiary other than his Spouse prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

16.2	Normal Form of Payment

Unless a Participant, or his Beneficiary, if the Participant has died, elects an optional form of payment, distribution of the Participant’s Account, other than the portion of his Account attributable to Employer Stock, shall be made to the Participant, or his Beneficiary, as the case may be, through the purchase of a single premium, nontransferable annuity contract. Subject to the automatic annuity and Qualified Preretirement Survivor Annuity requirements described in this Article, a Participant, or his Beneficiary, if the Participant has died, may elect any one of the following types of annuity contracts: 75% or 100% Qualified Joint and Survivor Annuity. Notwithstanding any other provision of this Article, a Participant’s Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.

Unless a Participant, or his Beneficiary, if the Participant has died, elects a longer distribution period, distributions from the portion of the Participant’s Account attributable to Employer Stock shall be made to the Participant, or his Beneficiary, in monthly, quarterly, semiannual or annual installments over a period equal to: (a) five years, with respect to a Participant whose vested interest in his Account does not exceed $985,000 (subject to adjustment annually as provided in Code Sections 409(o)(2) and 415(d)); or (b) five years plus one additional year (to a maximum of five additional years) for each $195,000 (subject to adjustment annually as provided in Code Sections 409(o)(2) and 415 (d)), or fraction thereof, by which the Participant’s vested interest in his Account exceeds $985,000 (subject to adjustment annually as provided in Code Sections 409(o)(2) and 415 (d)). Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant’s Account.

16.3	Optional Forms of Payment

Subject to the automatic annuity requirements of this Article, a Participant, or his Beneficiary, as the case may be, may elect to receive distribution of all or a portion of his Account in one of the following optional forms of payment:

(a)	Single Sum Cash Payment.

(b)

Installment Payments - Distribution shall be made in a series of monthly, quarterly, annual, or semi-annual installments over a specified period. Payments hereunder must satisfy the distribution requirements described in Section 15.5. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant’s Account unless the Participant elects a more rapid distribution schedule.

16.4	Change of Election

Subject to the automatic annuity requirements of this Article, a Participant or Beneficiary who has elected an annuity form of payment or an optional form of payment may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator. There is no limit on the number of elections or revocations a Participant or his Beneficiary may make prior to his Benefit Payment Date.

16.5	Automatic Annuity Requirements

Distribution shall be made to a Participant through the purchase of an annuity contract that provides for payment in one of the following “automatic annuity forms”, unless the Participant elects a different type of annuity or elects an optional form of payment.

(a)	The “automatic annuity form” for a Participant who has a Spouse on his Benefit Payment Date is the 50 percent Qualified Joint and Survivor Annuity.

(b)	The “automatic annuity form” for a Participant who does not have a Spouse on his Benefit Payment Date is the Single Life Annuity.

A Participant’s election of an annuity other than the “automatic annuity form” or of an optional form of payment shall not be effective unless it is a “qualified election”; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity. A Participant may only change his election of a form of payment pursuant to a “qualified election”; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity.

16.6	Qualified Preretirement Survivor Annuity Requirements

If a Participant who has a Spouse dies before his Benefit Payment Date, his Spouse shall receive distribution of the value of the Participant’s vested interest in his Account through the purchase of an annuity contract that provides for payment over the life of the Participant’s Spouse. A Participant’s Spouse may elect to receive distribution under any one of the other forms of payment available under this Article instead of in the Qualified Preretirement Survivor Annuity form. A Participant who has a Spouse may only designate a non-Spouse Beneficiary to receive distribution of his Account pursuant to a “qualified election”.

16.7	Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

Notwithstanding the foregoing, a “qualified distributee” may not elect a direct rollover with respect to an “eligible rollover distribution” if the total value of the “eligible rollover distributions” expected to be made to the “qualified distributee” for the year is less than $200 or with respect to a portion of an “eligible rollover distribution” if the value of such portion is less than $500.

For purposes of this Section, the following terms have the following meanings:

(a)

An “eligible retirement plan” with respect to a “qualified distributee” who is the Participant, his surviving Spouse, or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order means any of the following: (i) an individual retirement account described in Code Section 408(a); (ii) an individual retirement annuity described in Code Section 408(b); (iii) an annuity plan described in Code Section 403(a) that accepts rollovers; (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers; (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or (vii) effective for distributions made on or after January 1, 2009, a Roth IRA, as described in Code Section 408A, provided, that for distributions made prior to January 1, 2010, such rollover shall be subject to the limitations contained in Code Section 408A(c)(3)(B).

Effective January 1, 2009, an “eligible retirement plan” with respect to a “qualified distributee” other than the Participant, his surviving Spouse, or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such.

(b)

An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:

	(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)

any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of ten years or more.

(c)

A “qualified distributee” means a Participant, his surviving Spouse, or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). Effective October 1, 2009, a “qualified distributee” includes a Participant’s non-Spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

16.8	Notice Regarding Forms of Payment

The Administrator shall provide each Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and (i) the terms and conditions of the “automatic annuity form” and the other forms of payment available under the Plan, (ii) the Participant’s right to choose a form of payment other than the “automatic annuity form” or to revoke such choice, and (iii) the rights of the Participant’s Spouse. The Administrator shall provide such explanation within the 150-day period ending 30 days before the Participant’s Benefit Payment Date. Notwithstanding the foregoing, distribution of the Participant’s Account may commence fewer than 30 days after such explanation is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment for a period of at least 30 days following his receipt of the explanation, (ii) the Participant, after receiving the explanation, affirmatively elects an early distribution with his Spouse’s written consent, if necessary, (iii) the Participant may revoke his election at any time prior to the later of his Benefit Payment Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him, and (iv) distribution does not commence to the Participant before such revocation period ends.

Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2006, the written explanation provided by the Administrator shall include a description of the consequences to the Participant of electing an immediate distribution of his vested Account balance instead of deferring payment to his Normal Retirement Date.

In addition, the Administrator shall provide a Participant with a written explanation of (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, (ii) the Participant’s right to designate a non-Spouse Beneficiary to receive distribution of his Account otherwise payable as a Qualified Preretirement Survivor Annuity or to revoke such designation, and (iii) the rights of the Participant’s Spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

(a)

the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; or

(b)	the period beginning 12 calendar months before the date an individual becomes a Participant and ending 12 calendar months after such date;

provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation shall be provided to such Participant within the period beginning 12 calendar months before the Participant’s separation from service and ending 12 calendar months after his separation from service.

16.9	Reemployment

If a Participant is reemployed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall become ineffective.

16.10	Distribution in the Form of Employer Stock

Notwithstanding any other provision of the Plan to the contrary, to the extent that his ESOP Contributions are invested in Employer Stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of all or a portion of the fair market value of such contributions in the form of Employer Stock, unless the Employer’s charter or by-laws restrict ownership of Employer Stock to employees and the Trust Fund. Distribution in the form of Employer Stock shall be made in whole shares only. Partial shares shall be distributed in cash.

The by-laws or articles of incorporation of the Employer may restrict the sale or transfer of Employer Stock distributed from the Plan, provided that such restrictions apply to all Employer Stock of the same class. If such Employer Stock is subject to a right of first refusal, in no event may the Employer pay a price for such Employer Stock that is less than the price offered by any third party making a bona fide offer and in no event shall the Trust pay a price less than the fair market value of the Employer Stock.

16.11	Put Option

If distribution is made from a Participant’s Employer Contributions Sub-Account to the Participant or his Beneficiary of Employer Stock that is not readily tradable on an established securities market or of Employer Stock acquired with the proceeds of an Exempt Loan that is subject to a trading limitation, such Employer Stock shall be subject to the put option described in this Section. Employer Stock is subject to a “trading limitation” if it is subject to a restriction under Federal or State securities law or any regulation thereunder, or under an agreement that would make the Employer Stock less freely tradable than stock not subject to such restriction.

The put option shall be exercisable during the 60-day period beginning the day following the date the Employer Stock is distributed to the Participant, or his Beneficiary, if applicable. If the put option is not exercised within such period, the Participant, or his Beneficiary, if applicable, shall have an additional 60-day period beginning the first day of the Plan Year following the date the Employer Stock is distributed (or, if later, the first day following the end of the initial 60-day period, as provided in regulations issued by the Secretary of the Treasury) in which to exercise the put option. However, in the case of Employer Stock that is publicly traded without restriction when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Employer Stock in writing on or before the tenth day after the date the Employer Stock ceases to be so traded that for the remainder of the applicable 60-day period the Employer Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put option that they are to hold. The terms must satisfy the requirements of this Section.

The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it because of applicable Federal or State law. The price at which a put option must be exercisable is the fair market value of the Employer Stock.

Payment under a put option involving a “total distribution”, as defined herein, shall be paid in substantially equal monthly, quarterly, semiannual, or annual installments over a period certain beginning not later than 30 days after the exercise of the put option and not extending beyond five years. Payment may be deferred if adequate security and a reasonable rate of interest on the unpaid amounts are provided. For purposes of this Section, a “total distribution” means a distribution to a Participant or his Beneficiary within one taxable year of the Participant’s entire vested interest in his Account.

Payment under a put option involving installment distributions must be paid not later than 30 days after the exercise of the put option.

Payment under a put option may not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer’s articles of incorporation, unless so required by applicable state law.

ARTICLE XVII
BENEFICIARIES

17.1	Designation of Beneficiary

The Beneficiary of a Participant who does not have a Spouse shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. The Beneficiary of a Participant who has a Spouse shall be his Spouse, unless the Participant designates a person or persons other than his Spouse as Beneficiary with the written consent of his Spouse. For purposes of this Section, a Participant shall be treated as not having a Spouse and such Spouse’s consent shall not be required if the Participant does not have a Spouse on his Benefit Payment Date. A Participant’s designation of a Beneficiary shall be subject to the Qualified Preretirement Survivor Annuity provisions of Article XVI.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2	Revocation of Beneficiary Designation Upon Divorce

Notwithstanding any other provision of this Article XVII to the contrary, if a Participant designates his or her Spouse as Beneficiary under the Plan, such designation shall automatically become null and void as of the date of any final divorce or similar decree or order unless either (i) the Participant re-designates such former Spouse as his or her Beneficiary after the date of the final decree or order or (ii) such former Spouse is designated as the Participant’s Beneficiary under a qualified domestic relations order; provided, however, that such former Spouse shall be the Participant’s Beneficiary under this clause (ii) only to the extent required in accordance with the qualified domestic relations order.

ARTICLE XVIII
ADMINISTRATION

18.1	Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a)

allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

The Sponsor shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Sponsor or other “named fiduciary”. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Sponsor in accordance with the claims review procedure as provided in Section 18.4. Any decisions which call for interpretations of plan provisions not previously made by the Sponsor shall be made only by the Sponsor. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

18.2	Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, making factual determinations, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1, other than the Administrative Delegate) shall have absolute discretionary authority. The decision of the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1, other than the Administrative Delegate) shall be final and binding on all persons and entitled to the maximum deference allowed by law.

18.3	Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor’s board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4	Claims Review Procedure

Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control whenever a claim for benefits under the Plan filed by any person (referred to in this Section as the “Claimant”) is denied. The provisions of this Section shall also control whenever a Claimant seeks a remedy under any provision of ERISA or other applicable law in connection with any error regarding his Account and such claim is denied.

Whenever a claim under the Plan is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary, (iv) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, (v) records and other information relevant to the Claimant’s claim, a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures, and (vi) a statement that there is no further administrative review following the initial review, and that the Claimant has a right to bring a civil action under ERISA Section 502(a) if the Sponsor’s decision on review is adverse to the Claimant. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a)

the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Sponsor’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor’s decision was based.

Notwithstanding the foregoing, special procedures apply for processing claims and reviewing prior claim determinations if a Claimant’s claim for benefits is contingent upon a determination as to whether a Participant is Disabled under the Plan.

18.5	Special Rules Applicable to Claims Related to Investment Errors

Any person alleging that there has been a failure or error in implementing investment directions with respect to a Participant’s Account must file a claim with the Administrator on or before the earlier of (a) 60 days from the mailing of a trade confirmation, account statement, or any other document, from which the error can be discovered, or (b) one year from the date of the transaction related to the error. Any claim filed outside of such period shall be limited to the benefit that would have been determined if the claim were timely filed, and therefore any adjustments shall be calculated for such period only.

18.6	Exhaustion of Remedies

No civil action for benefits under the Plan shall be brought unless and until the aggrieved person has (a) submitted a timely claim for benefits in accordance with this Article, (b) been notified by the Administrator that the claim has been denied, (c) filed a written request for a review of the claim in accordance with the preceding Section, (d) been notified in writing of an adverse benefit determination on review, and (e) filed the civil action within 1 year of the date he receives a final adverse determination of his claim on review.

18.7	Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.8	Indemnification

In addition to whatever rights of indemnification the Trustee or the members of the Sponsor’s board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.

18.9	Prudent Man Standard of Care

The Trustee, the Sponsor and any other fiduciary under the Plan shall discharge his duties under the Plan solely in the interests of Participants and Beneficiaries and, in accordance with the requirements of ERISA Section 404(a)(1)(B), with the care, skill, prudence, and diligence under the prevailing circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.

18.10	Actions Binding

Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX
AMENDMENT AND TERMINATION

19.1	Amendment by Plan Sponsor

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2	Limitation on Amendment

Except as otherwise required by law, no amendment shall be made to the Plan that decreases the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Treasury Regulations Section 1.401(a)(4)-11(g), as applicable.

19.3	Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)

As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)

All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4	Inability to Locate Payee on Plan Termination

If distribution of a Participant’s Account is to be made to the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order (a “payee”) on account of the termination of the Plan, and such payee does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, distribution of such Account shall be made at the direction of the Administrator through a direct rollover to an individual retirement plan established on behalf of the payee with a provider selected by the Administrator, purchase of an annuity contract on behalf of the payee, or transfer to another “eligible retirement plan”, as defined in Section 16.7.

19.5	Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer.

19.6	Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.6 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX
ADOPTION BY OTHER ENTITIES

20.1	Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI
MISCELLANEOUS PROVISIONS

21.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2	Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3	No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4	Expenses

The expenses of operation and administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be paid first from any forfeitures the Administrator has directed to be used for payment of expenses. Any remaining expenses shall be allocated among Participants’ Accounts.

Notwithstanding the foregoing, administrative expenses that are incurred directly with respect to an individual Participant’s Account will be allocated to that Account.

21.5	Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6	Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8	Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.9, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.9	Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,

such contribution, reduced for any losses experienced by the Trust Fund, may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.10	Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Trustee has its principal place of business or, if the Trustee is an individual or group of individuals, the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.11	Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.12	Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.13	Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

21.14	Merged Plans

In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant’s “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.15	Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.16	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Any contributions required to be made in accordance with this Section shall be contributed to the Plan within the time period prescribed under applicable regulations or other guidance. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

If a Participant who is absent from employment as a Covered Employee because of military service dies after December 31, 2006, while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining the Participant’s vested interest in his Account and his Beneficiary’s eligibility for a death benefit under the Plan. Notwithstanding the foregoing, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.

21.17	Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.18	Written Communications

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

21.19	Plan Correction Procedures

The Employer shall take such action as it deems necessary to correct any Plan failure, including, but not limited to, operational failures, documentation failures (such as a failure to timely amend), failures affecting Plan qualification, etc. Subject to the requirements of the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2008-50, or any superseding guidance (“EPCRS”), the Employer may adopt any correction method that it deems appropriate under the circumstances. In addition to any correction method specified in the Plan, the Employer may, where appropriate, make correction in accordance with EPCRS, including the making of a qualified nonelective contribution permitted under EPCRS, but not otherwise provided under the Plan.

In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

21.20	Prohibited Obligations

The Plan cannot obligate itself to acquire Employer Stock from a particular holder at an indefinite time determined upon the happening of a specified event, such as the death of the holder, or under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given the opportunity to assume the rights and obligations of the Employer under a put option that is binding on the Employer. The price to the Plan of any Employer Stock acquired under a put option cannot exceed fair market value.

ARTICLE XXII
TOP-HEAVY PROVISIONS

22.1	Definitions

For purposes of this Article, the following terms shall have the following meanings:

The “compensation” of an employee means his “415 compensation” as defined in Section 7.1.

The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the “determination date” with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A “key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the “determination date” was an officer of an Employer or a Related Company having annual “compensation” greater than $160,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2008), a 5% owner of an Employer or a Related Company, or a 1% owner of an Employer or a Related Company having annual “compensation” of more than $150,000.

A “non-key employee” means any Employee who is not a “key employee”.

A “permissive aggregation group” means those plans included in each Employer’s “required aggregation group” together with any other plan or plans of the Employer or any Related Company, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a “key employee” participates or participated at any time during the Plan Year containing the “determination date” or any of the 4 preceding Plan Years (regardless of whether the plan has terminated) and each other plan that enables a plan in which a “key employee” participates to meet the requirements of Code Section 401(a)(4) or Code Section 410.

A “top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” if the sum, as of the “determination date”, of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in such group and the aggregate of the account balances of “key employees” under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

A “top heavy plan” with respect to a particular Plan Year means (i) in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the “determination date”, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of “key employees” exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made during the 1-year period ending on the “determination date” (5-year period ending on the “determination date” if distribution is made for any reason other than severance from employment, death, or disability), (ii) in the case of a defined benefit plan, a plan for which, as of the “determination date”, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to “key employees” exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than “key employees”) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed during the 1-year period ending on the “determination date” (5-year period ending on the “determination date” if distribution is made for any reason other than severance from employment, death, or disability), and (iii) any plan (including any simplified employee pension plan) included in a “required aggregation group” that is a “top heavy group”. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the 1 year period ending on the “determination date” shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a “required” or “permissive aggregation group”. Notwithstanding the foregoing, if a plan is included in a “required” or “permissive aggregation group” that is not a “top-heavy group”, such plan shall not be a “top-heavy plan”.

The “valuation date” with respect to any “determination date” means the most recent Valuation Date occurring within the 12-month period ending on the “determination date”.

22.2	Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a “top-heavy plan” as hereinafter defined.

22.3	Minimum Employer Contribution

If the Plan is determined to be a “top heavy plan” for a Plan Year, the Employer Contributions and forfeitures allocated to the Account of each “non-key employee” who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top heavy Plan Year shall be no less than the lesser of (i) three percent of his “compensation” or (ii) the largest percentage of “compensation” that is allocated as an Employer Contribution for such Plan Year to the Account of any “key employee”; except that, in the event the Plan is part of a “required aggregation group”, and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions and forfeitures to each such “non-key employee” shall be 3% of the “compensation” of such “non key employee”. Any minimum allocation to a “non-key employee” required by this Section shall be made without regard to any social security contribution made on behalf of the “non-key employee”, his number of hours of service, his level of “compensation”, or whether he declined to make elective or mandatory contributions.

In lieu of the minimum top heavy allocation otherwise required under this Section, each “non-key employee” who is an Eligible Employee and is employed by an Employer or a Related Company on the last day of a top heavy Plan Year and who is also covered under any other top heavy defined contribution plan or plans of an Employer or a Related Company will receive the top heavy allocations provided under such other plan in lieu of the minimum top heavy allocation under the Plan.

Employer Contributions allocated to a Participant’s Account in accordance with this Section shall be considered “annual additions” under Article VII for the “limitation year” for which they are made and shall be separately accounted for.

22.4	Exclusion of Collectively-Bargained Employees

Notwithstanding any other provision of this Article, Employees who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers shall not be entitled to a minimum allocation or accelerated vesting under this Article, unless otherwise provided in the collective bargaining agreement.

ARTICLE XXIII
EXEMPT LOANS

23.1	Purpose of Exempt Loan

The proceeds of any Exempt Loan must be used within a reasonable period of time to: (a) acquire Employer Stock; (b) repay the Exempt Loan; or (c) repay a prior Exempt Loan.

23.2	Restrictions on Exempt Loans

Any Exempt Loan must satisfy all of the following requirements:

(a)

The Exempt Loan is primarily for the benefit of Participants and their Beneficiaries. All facts and circumstances surrounding the Exempt Loan shall be considered in determining whether this requirement has been satisfied, including:

(i)

Whether at the time the Exempt Loan is made, the interest rate charged under the terms of the Exempt Loan and the price of the Employer Stock to be acquired with the proceeds of the Exempt Loan is such that Plan assets shall not be drained off.

(ii) Whether the Exempt Loan is at least as favorable to the Plan as the terms of a comparable loan resulting from arms’ length negotiation between independent parties.

(b)	The interest rate charged under the terms of the Exempt Loan is a reasonable rate of interest.

(c)	The collateral pledged to the creditor by the Plan consists only of Employer Stock purchased with the borrowed funds.

(d)

Under the terms of the Exempt Loan, the creditor has no recourse against Plan assets except with respect to the collateral described in paragraph (c) above, earnings attributable to such collateral, and Employer Contributions (other than contributions made in Employer Stock) made to meet current obligations under the Exempt Loan and earnings attributable to such contributions.

(e)

Under the terms of the Exempt Loan, the shares of Employer Stock held as collateral for the loan that are to be released each Plan Year shall equal the product of (i) the number of encumbered shares of Employer Stock held before the release of shares for the current Plan Year multiplied by (ii) a fraction, the numerator of which is the amount of principal and interest paid for the current Plan Year and the denominator of which is the sum of the amount of principal and interest paid for the current Plan Year plus the principal and interest to be paid for all future Plan Years.

(f)	The Exempt Loan is for a specified term and is not payable on demand of any person, except in the case of default.

(g)

In the event of a default on an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. If the lender is a Disqualified Person, the Exempt Loan must provide for the transfer of Trust Funds only upon and to the extent of the failure of the Plan to meet the payment schedule under the Exempt Loan.

(h)

Payments made on the Exempt Loan during a Plan Year shall not exceed: (1) the sum over all the Plan Years during the term of the Exempt Loan of all Employer Contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such contributions and dividends, less (2) the sum of all Exempt Loan payments during the preceding Plan Years. A separate accounting shall be maintained for such Employer Contributions, cash dividends, and earnings until the Exempt Loan is repaid.

23.3	Sale or Repurchase of Shares of Employer Stock

Except as otherwise specifically provided in Section 16.8, no share of Employer Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Trust, whether or not the Exempt Loan has been repaid or the Plan ceases to be an Employee Stock ownership plan. Subject to any right of first refusal provided in accordance with regulations issued under Code Section 4975(e), no person may be required to sell shares to the Employers, nor may the Trust enter into an agreement that obligates the Trust to purchase Shares upon the death of a shareholder of an Employer.

ARTICLE XXIV
TRUST PROVISIONS

24.1	Application of Provisions and Establishment of Trust

The provisions of this Article XXIV shall apply if Plan assets are to be held outside of any custodial account, insurance contract, or group annuity contract that would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401. Such assets shall be held in the Trust established hereunder.

24.2	Scope of Trustee’s Responsibilities

The Trustee shall have only those rights, powers, and duties specifically set forth in this Article XXIV.

24.3	Trust Funds and Investments

The Trustee shall establish Trust Funds as provided by the Plan or as designated by the Sponsor under authority of the Plan in which all the assets of the Trust shall be held. Subject to the provisions of Section 24.7, and with respect to such Trust Funds, the Trustee is empowered:

(a)

to invest and reinvest all or any part of the Trust, including both principal and income, in such securities, including employer securities, real estate, and other property as may be selected by it; moreover, the Trustee may invest and reinvest the entire Trust or any part thereof in qualifying employer securities and qualifying employer real property;

(b)	to purchase annuities or otherwise invest assets of the Trust under a contract or contracts with an insurance company or companies, and hold and retain such contract or contracts as part of the Trust;

(c)	to invest and reinvest all or any part of the Trust under an insurance contract or contracts that contain provisions relating to a guaranteed rate of return on such investment;

(d)

to sell, lease, exchange, or otherwise dispose of all or any part of the Trust at such prices, upon such terms and conditions, and in such manner as it shall determine, including the right to lease, with or without option to purchase, for any term, and also including the right to surrender or cancel any insurance or annuity contract or contracts at any time held in the Trust;

(e)

to exercise, buy, or sell rights of conversion or subscription; provided, however, that any conversion of employer securities shall be on the same terms as are applicable to all holders of the convertible securities and in exchange for at least the fair market value of the securities converted;

(f)

to enter into or oppose any plan of consolidation, merger, reorganization, capital readjustment, or liquidation of any corporation or other issuer of securities held hereunder (including any plan for the sale, lease, or mortgage of any of its property or the adjustment or liquidation of any of its indebtedness) and, in connection with any such plan, to enter into any security holders’ trust agreement, to deposit securities under such agreement, and to pay assessments or subscriptions from the other assets held hereunder;

(g)

to retain in cash or in forms of investment otherwise unproductive of income such portion of the Trust as it shall determine is necessitated by the cash requirements of the Trust; provided, however, that, to the maximum extent feasible, such amounts shall be held in forms of investment which are productive of income but are sufficiently liquid to meet such cash requirements;

(h)	to deposit securities held hereunder in any depository;

(i)

to transfer to and invest all or any part of the Trust in any collective investment trust which constitutes an exempt trust within the meaning of the Code and which is then maintained by a bank or trust company, or any of its affiliates, when such bank or trust company is acting as Trustee, co-Trustee, agent for the Trustee, or as an “investment manager” (as defined in Section 24.7); provided that the instrument establishing such collective investment trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of this Trust Agreement as if fully set forth herein;

(j)

pursuant to the direction of the Administrator, to purchase and sell interests in a registered investment company registered under the Investment Company Act of 1940, for which the Trustee or an affiliate of the Trustee serves as investment advisor or sub-advisor and receives compensation form the registered investment company for its services as investment advisor or sub-advisor, provided that the applicable conditions of Department of Labor Transaction Exemption 77-4 are satisfied;

(k)

to transfer to and invest all or any part of the Trust in any trust which forms a part of a pension or profit-sharing plan of an Employer or a Related Company qualified under the Code and which constitutes an exempt trust within the meaning of the Code; provided that the instrument establishing such trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of this Trust Agreement as if fully set forth herein; and

(l)

to engage in any transaction with respect to all or any part of the Trust with a pooled investment fund of any insurance company qualified to do business in any state (as defined in ERISA) which transaction is a sale or purchase of an interest in such fund.

The term “securities”, wherever used in this Trust Agreement, shall include common and preferred stocks, contractual obligations of every kind, whether secured or unsecured, equitable interests in real or personal property, and intangible property of every description and howsoever evidenced. Notwithstanding the foregoing provisions of this Section, the Trustee shall not acquire or hold any employer security unless it is a qualifying employer security and shall not acquire or hold any employer real property unless it is qualifying employer real property; moreover, the Trustee shall not acquire or hold any qualifying employer security or qualifying employer real property in violation of the provisions of ERISA Sections 407 and 408. The terms “employer security”, “qualifying employer security”, “employer real property”, and “qualifying employer real property” shall have the meanings provided in ERISA Section 407(d).

24.4	Adjustment of Claims

Subject to the provisions of Section 24.7, the Trustee is empowered to compromise and adjust any and all claims, debts, or obligations in favor of or against the Trust, whether such claims be in litigation or not, upon such terms and conditions as it shall determine, and to reduce the rate of interest on, to extend or otherwise modify, to foreclose upon default, or otherwise to enforce any such claim, debt, or obligation.

24.5	Borrowing

Subject to the provisions of Section 24.7, the Trustee is empowered to borrow money, upon such terms and conditions as it deems desirable or proper for the improvement, protection, preservation, or other best interest of the Trust. For any sum so borrowed, the Trustee may issue its promissory note as Trustee and secure the repayment thereof by mortgaging or pledging any part or all of the Trust.

24.6	Voting Rights

Subject to the provisions of Section 24.7, the Trustee is empowered to exercise the voting rights appurtenant to any securities held hereunder, either in person or by proxy, and to execute proxies or powers of attorney to any one or more persons.

24.7	Directions to Trustee

The powers conferred upon the Trustee in Sections 24.3, 24.4, 24.5, and 24.6 shall be exercised by the Trustee, subject to the following:

(a)

With respect to Section 24.3, the Trustee shall have no discretion or authority with respect to the investment of Plan assets, but shall act solely as a directed Trustee with respect to amounts contributed to it. The Trustee shall establish such separate Investment Funds as the Sponsor shall determine and direct in writing. Each Participant shall make investment elections with respect to the investment of his Account. The Trustee shall have no responsibility for the election of investments among the Investment Funds and shall not render investment advice to any person in connection thereto. The Trustee shall be required to follow the directions so given to it, except that the Trustee shall not be required to follow any directions that would result in a breach of the Trustee’s fiduciary duties.

(b)

With respect to Sections 24.3 and 24.6, the Sponsor may at any time appoint an “investment manager” to manage the investment of the assets of the Trust. The term “investment manager” shall have the same meaning as provided in ERISA Section 3(38). Upon appointment of the “investment manager” in writing and the written acknowledgment by the “investment manager” of its status as a fiduciary with respect to the Plan, it shall have such authority as is delegated to it by the Sponsor, together with such authority as may thereafter from time to time be delegated to it by the Sponsor. Upon the appointment of an “investment manager” and the delegation to it of authority over investment management as herein provided, the Trustee shall be required to follow the written investment directions of the “investment manager”. Any such written directions of the “investment manager” may be of a continuing nature, or otherwise, and may be revoked or superseded by the “investment manager” at any time by notice in writing to the Trustee.

(c)

With respect to Sections 24.3, 24.4, 24.5, and 24.6, the Sponsor at any time may direct the Trustee in writing to obtain written approval of such person or persons as the Sponsor may designate before exercising any one or more of such powers. Moreover, the Sponsor at any time may direct the Trustee in writing to follow any written directions of such person or persons as the Sponsor may designate, with respect to the exercise of any one or more of such powers, including, with respect to Section 24.6, Participant directions to the Trustee in writing with respect to voting of any securities credited to his Account. Voting by the Trustee shall be made in accordance with the procedures prescribed from time to time by the Sponsor and by the Trustee. Any such written directions by such designated person or persons may be of a continuing nature, or otherwise, and may be revoked or superseded by such person or persons, or by the Sponsor, at any time by notice in writing to the Trustee. The Trustee shall be required to follow the directions so given to it; provided, however, that the Trustee shall not be required to follow any directions which would result in a breach of the Trustee’s fiduciary duties.

(d)

The Sponsor may direct the Trustee in writing to establish a separate loan Investment Fund with respect to a Participant and to transfer assets from any of the other Investment Funds to the separate loan Investment Fund for the purpose of making loans to the Participant as provided in the Plan. The Trustee shall be required to follow the directions so given to it; provided, however, that the Trustee shall not be required to follow any directions which would result in a breach of the Trustee’s fiduciary duties. The Trustee shall have no responsibility for approving or prescribing the terms and conditions of any loan.

24.8	Registration of Securities; Nominees

Subject to the requirements of Department of Labor Regulations Section 2550.403a-1(b), the Trustee is empowered to register securities in its own name, or in the name of its nominee, without disclosing the trust, or to hold the same in bearer form, and to take title to other property in its own name or in the name of its nominee without disclosing the trust; provided, however, that the Trustee shall be responsible for the acts of its nominees.

24.9	Agents, Attorneys, Actuaries, and Accountants

The Trustee is empowered to employ such agents, attorneys (including attorneys who may be of counsel for the Sponsor), actuaries, and accountants as it may deem necessary or proper in connection with its duties hereunder, and to determine and pay the reasonable compensation and expenses of such agents, attorneys, actuaries, and accountants.

24.10	Deposit of Funds

The Trustee is empowered to deposit funds, pending investment or distribution thereof, in the commercial or savings department of any bank, savings and loan association or trust company supervised by the United States or a state or agency thereof; and it is authorized to accept such regulations covering the withdrawal of funds so deposited as it shall deem proper. The Trustee may deposit all or any part of the Trust, including both principal and interest, in the banking department of the Trustee (and any of its affiliates) and of any other fiduciary or party-in-interest with respect to the Trust; provided, however, that the deposits bear a reasonable rate of interest and are authorized pursuant to the provisions of ERISA Section 408.

24.11	Payment of Taxes; Indemnity

Except as otherwise prohibited by law, the Trustee is empowered to pay out of the Trust, as a general charge thereon, any and all taxes of whatsoever nature assessed on or in respect to the Trust (other than any taxes assessed as a result of a prohibited transaction); provided, however, that, if the Sponsor shall notify the Trustee in writing that in the opinion of its counsel any such tax is not lawfully assessed, the Trustee, if so requested by the Sponsor, shall contest the validity of such tax in any manner deemed appropriate by the Sponsor or its counsel. The word “taxes”, as used herein, shall be deemed to include any interest or penalties assessed in respect to such taxes. Unless the Trustee first shall have been indemnified to its satisfaction by the Sponsor, the Trustee shall not be required to contest the validity of any tax, to institute, maintain, or defend against any other action or proceeding, or to incur any other expense in connection with the Trust, except to the extent that the Trust is sufficient therefor.

24.12	Records and Statements

The Trustee shall keep accurate records of all receipts, disbursements, and other transactions affecting the Trust which, together with the assets comprising the Trust and all evidences thereof, shall be available for inspection or for the purpose of making copies or reproductions thereof by the Sponsor or any of its duly authorized representatives. The Trustee shall render to the Sponsor at intervals agreed to by the Sponsor and the Trustee statements of receipts and disbursements and of all transactions during the preceding interval affecting the Trust and a statement of all assets held in the Trust and the investment performance of the Investment Funds.

24.13	Authority

The Trustee is authorized to execute and deliver any and all instruments and to perform any and all acts which may be necessary or proper to enable it to discharge its duties under this Trust Agreement and to carry out the powers and authority conferred upon it. The Sponsor specifically acknowledges and authorizes that affiliates of the Trustee may act as its agent in the performance of ministerial, non-fiduciary duties under the Trust. The expenses and compensation of such agent shall be paid by the Trustee.

24.14	Court Action Not Required

All the powers and authority herein conferred upon the Trustee shall be exercised by it without the necessity of applying to any court for leave or confirmation. No person, firm, or corporation dealing with the Trustee shall be required to ascertain whether the Trustee shall have obtained the approval of any court or of any person with respect to any action which it may propose to take hereunder, but every such person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of the Trustee.

24.15	Reliance on Written Directions

Any written direction, request, approval, or other document signed in the name of the Sponsor or the Administrator by a duly authorized individual shall be conclusively deemed to constitute the written direction, request, approval, or other document of the Sponsor or the Administrator and the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction unless it is clear on the direction’s face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of ERISA Section 404(a) or would be contrary to the terms of the Plan or this Trust Agreement. The Trustee is entitled to rely on the latest certificate it has received from the Sponsor or Administrator as to any person or persons authorized to act for the Sponsor or Administrator hereunder and to sign on behalf of the Sponsor or Administrator any directions or instructions, until it receives from the Sponsor or Administrator written notice that such authority has been revoked.

24.16	Trustee’s Performance

In the exercise of any of the powers and authority herein conferred upon it, the Trustee shall adhere at all times to the fiduciary standards established by ERISA.

24.17	Counsel

The Trustee may consult with counsel selected by it, who may be of counsel for the Sponsor, as to any matters or questions arising hereunder, and the opinion of such counsel shall be full and complete authority and protection in respect to any action taken, suffered, or omitted by the Trustee in good faith and in accordance with the opinion of such counsel.

24.18	Insurance Contracts

Notwithstanding any other provision of this Trust Agreement or the Plan to the contrary, the Administrator shall retain all discretionary power relating to any annuity, endowment or other form of insurance contract acquired by or delivered to the Trustee. As directed by the Administrator, the Trustee will acquire, hold and dispose of insurance contracts, deliver the purchase price, and exercise any and all rights, privileges, options, and elections under those policies. The Trustee will be fully discharged with respect to any policy when it is delivered to the Administrator.

24.19	Payments out of the Trust

The Trustee shall make payments from the Trust to such persons in such amounts and at such times as the Sponsor or the Administrator from time to time shall direct in writing to be payable under the Plan.

24.20	Compensation and Expenses

The Trustee shall be entitled to such reasonable compensation for its services as the Sponsor and the Trustee from time to time shall agree, and shall be entitled to reimbursement for all reasonable expenses incurred by the Trustee in the administration of the Trust. Except as may otherwise be provided in the Plan and as directed by the Sponsor, all compensation, if applicable, and expenses of administering the Plan or Trust, including fees assessed against the Plan, the Trust, the Sponsor, or the Administrator, shall be paid out of the Trust as a general charge thereon, unless the Sponsor elects to make payment thereof.

24.21	Indemnification of the Trustee

The Sponsor shall indemnify and hold harmless the Trustee from any and all liability arising from its acts (or failures to act) as Trustee, including all reasonable expenses incurred in defending itself against such actions. The indemnification provisions of this Section shall not apply to any liabilities that are judicially determined to arise from the Trustee’s willful misconduct or gross negligence.

24.22	Resignation or Removal of the Trustee

The Trustee may resign at any time by giving notice in writing to the Sponsor at least 30 days before such resignation is to become effective, unless the Sponsor shall accept as adequate a shorter notice. The Plan Sponsor may, with or without cause, remove any Trustee acting hereunder by giving notice in writing to the Trustee at least 30 days before such removal is to become effective, unless the Trustee shall accept as adequate a shorter notice. Upon resignation or removal, the Trustee shall be entitled to settle its accounts judicially, or informally as the Trustee and the Sponsor may agree.

24.23	Appointment of a Successor Trustee

If for any reason a vacancy should occur in the trusteeship, the Sponsor shall forthwith appoint a successor trustee. Any successor trustee appointed hereunder shall execute, acknowledge, and deliver to the Sponsor an instrument in writing accepting such appointment hereunder. The Sponsor shall deliver to the Trustee written notice of its appointment of a successor trustee and written acceptance by the successor trustee of such appointment. Upon receipt of such written notice, the Trustee shall transfer the Plan assets to such successor trustee, provided that the Trustee receive evidence satisfactory to it that the trust will continue as a qualified trust under the Code.

The Trustee may withhold from the Plan assets transferred to the successor trustee such reasonable amount as it deems necessary to reimburse its fees, compensation, costs, and expenses or to provide for payment of any liabilities chargeable against Plan assets for which the Trustee may be liable. The Trustee shall execute all such instruments and perform all such other acts as the successor trustee or Sponsor shall reasonably request to effectuate the provisions hereof. The Trustee shall not be liable for the acts and omissions of any successor trustee.

24.24	Withholding

The Trustee shall withhold any Federal tax which by any present or future law is required to be withheld from any payment under the Plan, unless the Sponsor shall have notified the Trustee in writing to the effect that the Sponsor has withheld such tax.

24.25	Compliance with ERISA Fiduciary Responsibility Requirements

This Trust Agreement shall be subject in all respects to the fiduciary responsibility requirements, including the establishment of plan and establishment of trust provisions, of ERISA Sections 402 through 403 and applicable Department of Labor Regulations. The Trustee shall adhere at all times to the fiduciary duty requirements, including the prudent man rule, of ERISA Section 404 and applicable Department of Labor Regulations.

24.26	Parties Bound

This Trust Agreement shall be binding upon the parties hereto, all Participants, and persons claiming under or through them pursuant to the Plan, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

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EXECUTED AT Ithaca, NY. this 21 day of December,

TOMPKINS TRUST COMPANY

By:

Cindy A. Cute
Title:	Vice President,
Corporate Human Resources